EXHIBIT 23.1

               CONSENT OF MOSS ADAMS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 21, 2003 with respect to the consolidated financial statements and schedule of Elmer's Restaurants, Inc., included in its Annual Report (Form 10-K) for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Portland, Oregon
November  11, 2003